Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

by and among

AerCap Ireland Capital Designated Activity Company and
AerCap Global Aviation Trust,

as the Issuers,

AerCap Holdings N.V.,
AerCap Aviation Solutions B.V.,
AerCap Ireland Limited,
AerCap U.S. Global Aviation LLC and
International Lease Finance Corporation,

as the Guarantors,

and

Barclays Capital Inc.
and
TD Securities (USA) LLC,

as the Lead Dealer-Managers

Dated as of November 22, 2023

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 22, 2023, by and among AerCap Ireland Capital DAC, a designated activity company limited by shares incorporated under the laws of Ireland (the “Irish Issuer”), AerCap Global Aviation Trust, a statutory trust organized under the laws of Delaware (the “Co-Issuer” and, together with the Irish Issuer, the “Issuers” and each an “Issuer”), AerCap Holdings N.V., a public limited liability company organized under the laws of the Netherlands (the “Parent”), AerCap Aviation Solutions B.V., a private limited liability company organized under the laws of the Netherlands (“Solutions”), AerCap Ireland Limited, a private company limited by shares incorporated under the laws of Ireland (“AIL”), AerCap U.S. Global Aviation LLC, a limited liability company organized under the laws of Delaware (“AGAL”), International Lease Finance Corporation, a corporation organized under the laws of California (“ILFC” and, together with Solutions, AIL, AGAL and the Parent, the “Guarantors”), and Barclays Capital Inc. and TD Securities (USA) LLC, as the lead dealer-managers (the “Lead Dealer-Managers”) acting as representatives of the Dealer-Managers (as defined below), in connection with the Issuers’ offers to exchange (the “Initial Exchange Offers”) their outstanding 1.750% Senior Notes due 2024 (the “1.750% October 2024 Notes”), 2.875% Senior Notes due 2024 (the “August 2024 Notes”), 1.650% Senior Notes due 2024 (the “1.650% October 2024 Notes”), 3.150% Senior Notes due 2024 (the “February 2024 Notes”), 3.500% Senior Notes due 2025 (the “January 2025 Notes”) and 6.500% Senior Notes due 2025 (the “July 2025 Notes” and, together with the 1.750% October 2024 Notes, the August 2024 Notes, 1.650% October 2024 Notes, the February 2024 Notes and the January 2025 Notes, the “Existing Notes”) for newly issued Senior Notes due 2027 of the Issuers (the “Initial Notes”).

This Agreement is made and entered into pursuant to the Dealer-Manager Agreement, dated November 6, 2023 (the “Dealer-Manager Agreement”), among the Issuers, the Guarantors and Barclays Capital Inc., TD Securities (USA) LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., ING Financial Markets LLC, MUFG Securities Americas Inc. and NatWest Markets Securities Inc., as the dealer-managers (the “Dealer-Managers”) (i) for the benefit of the Dealer-Managers and (ii) for the benefit of the holders from time to time of the Initial Notes.  In order to induce the Dealer-Managers to act as dealer-managers with respect to the Initial Exchange Offers and enter into the Dealer-Manager Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Dealer-Managers under the Dealer-Manager Agreement as set forth in Section 9(p) of the Dealer-Manager Agreement.

The parties hereby agree as follows:

SECTION 1.          Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

“Additional Interest”: As defined in Section 5 hereto.

“Authorized Agent”: As defined in Section 10(i)(i) hereto.

“Broker-Dealer”:  Any broker or dealer registered as such under the Exchange Act.

“Business Day”:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

“Commission”:  The Securities and Exchange Commission.

“Consummate” or “Consummation”:  The Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that are validly tendered (and not withdrawn) by Holders thereof pursuant to the Exchange Offer.

“Dealer-Manager Agreement”: As defined in the preamble hereto.

“Dealer-Managers”:  As defined in the preamble hereto.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Exchange Date”:  As defined in Section 3(b) hereof.

“Exchange Notes”:  The 6.450% Senior Notes due 2027 of the same series under the Indenture as the Initial Notes, as guaranteed by the Guarantors, to be issued to Holders in exchange for Transfer Restricted Notes pursuant to this Agreement.

“Exchange Offer”:  The registration by the Issuers under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Issuers offer, subject to the terms and conditions set forth therein, the Holders of all outstanding Transfer Restricted Notes the opportunity to exchange all such outstanding Transfer Restricted Notes held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Notes tendered in such exchange offer by such Holders.

“Exchange Offer Registration Statement”:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

“FINRA”:  The Financial Industry Regulatory Authority, Inc.

“Holder”:  As defined in Section 2(b) hereof.

“Indemnified Holder”:  As defined in Section 8(a) hereof.

“Indenture”:  The Indenture, dated as of October 29, 2021, by and among the Issuers, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee (the “Trustee”), as supplemented by the sixth supplemental indenture, dated as of November 22, 2023, pursuant to which the Initial Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

“Initial Notes”:  As defined in the preamble hereto.

“Inspector”: As defined in Section 6(c)(vi) hereof.

“Interest Payment Date”:  As defined in the Indenture and the Initial Notes.

“Lead Dealer-Managers”:  As defined in the preamble hereto.

“Person”:  An individual, partnership, corporation, exempted company, exempted limited partnership, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus”:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Registration Default”:  As defined in Section 5 hereof.

“Registration Statement”:  Any registration statement of the Issuers relating to (a) an offering of Exchange Notes pursuant to the Exchange Offer or (b) the registration for resale of Transfer Restricted Notes pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Related Judgment”:  As defined in Section 10(i)(i) hereof.

“Related Proceedings”:  As defined in Section 10(i)(i) hereof.

“Securities Act”:  The Securities Act of 1933, as amended.

“Settlement Date”: The last date on which the Initial Notes were issued by the Issuers pursuant to the Initial Exchange Offers.

“Shelf Effectiveness Period”:  As defined in Section 4(a) hereof.

“Shelf Filing Deadline”:  As defined in Section 4(a) hereof.

“Shelf Registration Statement”: A “shelf” registration statement of the Issuers that covers all or a portion of the Transfer Restricted Notes on an appropriate form under Rule 415 under the Securities Act (which form shall be selected by the Issuers and the Parent), or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request”:  As defined in Section 4(a) hereof.

“Shelf Suspension Period”:  As defined in Section 4(a) hereof.

“Specified Courts”:  As defined in Section 10(i)(i) hereof.

“Transfer Restricted Note”:  Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer for an Exchange Note, (b) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Note is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), (d) the date on which such Initial Note ceases to be outstanding for purposes of the Indenture and (e) the date that is three years after the Settlement Date.

“Trust Indenture Act”:  The Trust Indenture Act of 1939, as amended.

SECTION 2.          Notes Subject to this Agreement.

(a)          Transfer Restricted Notes.  The notes entitled to the benefits of this Agreement are the Transfer Restricted Notes.

(b)          Holders of Transfer Restricted Notes.  A Person is deemed to be a holder of Transfer Restricted Notes (each, a “Holder”) whenever such Person owns Transfer Restricted Notes.

SECTION 3.          Registered Exchange Offer.

(a)          Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Issuers and the Parent shall use commercially reasonable efforts to (i) cause to be filed with the Commission an Exchange Offer Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) cause such Exchange Offer Registration Statement to become effective, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; provided, however, that the Issuers and the Guarantors shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where they would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject themselves to  taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where they are not then so subject, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer.  The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Notes and to permit resales of Exchange Notes received in exchange for Initial Notes held by Broker-Dealers as contemplated by Section 3(c) hereof, which form shall be selected by the Issuers and the Parent.

(b)          The Issuers and the Parent shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is delivered to the Holders (the “Exchange Date”).  The Issuers shall cause the Exchange Offer to comply in all material respects with all applicable federal securities laws.  No notes other than the Exchange Notes shall be included in the Exchange Offer Registration Statement, except as otherwise provided herein.  The Issuers and the Parent shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated no later than 90 days after the Exchange Offer Registration Statement has become effective, and in no event later than the date that is 450 days after the date hereof.

(c)          The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Notes and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Notes acquired directly from the Issuer), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

The Issuers and the Parent shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Exchange Notes received in exchange for Initial Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration

Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. The Issuers shall provide sufficient copies of the latest version of such Prospectus contained in such Exchange Offer Registration Statement to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4.          Shelf Registration.

(a)          Shelf Registration.  In the event that (i) the Issuers determine that the Exchange Offer provided for in Section 3 hereof is not available because it would violate any applicable law or applicable interpretations of the Commission staff, (ii) such Exchange Offer is not for any other reason completed by the date that is 450 days after the date hereof or (iii) prior to the Exchange Date, the Issuers receive a written request (a “Shelf Request”) from any Dealer-Manager, representing that it holds Transfer Restricted Notes that are or were ineligible to be exchanged in the Exchange Offer, the Issuers and the Parent shall use their commercially reasonable efforts to cause to be filed with the Commission, as soon as reasonably practicable after such determination date or the receipt of a Shelf Request, as the case may be (the “Shelf Filing Deadline”), a Shelf Registration Statement providing for the sale of all the Transfer Restricted Notes by the Holders thereof and to cause such Shelf Registration Statement to become effective; provided, that (a) no Holder will be entitled to have any Transfer Restricted Notes included in any Shelf Registration Statement, or entitled to use the Prospectus forming a part of such Shelf Registration Statement, until such Holder shall have provided such other information regarding such Holder to the Issuers as is contemplated by Section 4(b) hereof and, if necessary, the Shelf Registration Statement has been amended to reflect such information, and (b) the Issuers shall be under no obligation to file any such Shelf Registration Statement before they are obligated to Consummate the Exchange Offer pursuant to Section 3 hereof.

In the event that the Issuers are required to cause to be filed with the Commission a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Issuers and the Parent shall use their commercially reasonable efforts to cause to be filed with the Commission and have become effective both an Exchange Offer Registration Statement pursuant to Section 3 hereof with respect to all Transfer Restricted Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Transfer Restricted Notes held by such Holders after completion of the Exchange Offer.

The Issuers and the Parent shall use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the Initial Notes covered thereby cease to be Transfer Restricted Notes (the “Shelf Effectiveness Period”). The Issuers and the Parent further agree to use their commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Transfer Restricted Notes with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration

Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter reasonably practicable. The Issuers agree to furnish to the Holders copies of any such supplement or amendment promptly after it has been used or filed with the Commission, as reasonably requested by the Holders.

Notwithstanding anything to the contrary in this Agreement, at any time, the Issuers may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof (a “Shelf Suspension Period”) if the Board of Directors of the Parent determines reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Parent, would be detrimental to the Parent if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.  Any Shelf Suspension Period pursuant to this Section 4(a) shall begin on the date specified in a written notice given by the Parent to the Holders and shall end on the date specified in a subsequent written notice given by the Parent to the Holders.

(b)          Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 10 Business Days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5.          Additional Interest.  If (i) the Exchange Offer has not been Consummated on or prior to the date that is 450 days after the date hereof or, if a Shelf Registration Statement is required hereunder, a Shelf Registration Statement in accordance with this Agreement has not been declared effective on or prior to (a) the date that is 450 days after the date hereof and (b) the 270th day after the date, if any, on which the Issuers became obligated to file the Shelf Registration Statement, or (ii) if applicable, a Shelf Registration Statement covering resales of the Initial Notes has been declared effective and such Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be useable for resales of the Transfer Restricted Notes (a) on more than two occasions of at least 30 consecutive days during the Shelf Effectiveness Period or (b) at any time in any consecutive 12-month period during the Shelf Effectiveness Period and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any consecutive 12-month period (each such event referred to in clause (i) or (ii), a “Registration Default”), the Issuers hereby agree that the interest rate borne by the Transfer Restricted Notes shall be increased by 0.250% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.250% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 0.500% per annum (such interest, “Additional Interest”).  Following the cure of all Registration Defaults relating to any particular Transfer Restricted Notes, the interest rate borne by the relevant Transfer

Restricted Notes will be reduced to the original interest rate borne by such Transfer Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Notes shall again be increased pursuant to the foregoing provisions.  For the avoidance of doubt, a Registration Default shall be deemed cured with respect to any Initial Notes when such Initial Notes cease to be Transfer Restricted Notes and the occurrence and continuation of more than one Registration Default shall not result in an increase in the rate of Additional Interest. Notwithstanding the foregoing, a Holder of Initial Notes who is not entitled to the benefits of a Shelf Registration Statement shall not be entitled to any Additional Interest as a result of a Registration Default that pertains to a Shelf Registration Statement.

SECTION 6.          Registration Procedures.

(a)          Exchange Offer Registration Statement. As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Notes shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in a letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business.  In addition, all such Holders of Transfer Restricted Notes shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer.  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the notes to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S‑K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Issuers.

(b)          [Reserved].

(c)          General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Notes (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Notes by Broker-Dealers), the Issuers shall use their commercially reasonable efforts to:

(i)          keep such Registration Statement continuously effective and provide all requisite financial statements; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Notes during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;

(ii)          prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Notes covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply in all material respects with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all notes covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)         advise counsel for the Dealer-Managers (or, in the case of a Shelf Registration Statement, counsel for the selling Holders) promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue (in each case, as amended or supplemented, including by any information incorporated by reference therein), or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Notes under state securities or blue sky laws, the Issuers and the Parent shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)         in the case of a Shelf Registration Statement, furnish without charge to each selling Holder named in such Shelf Registration Statement, before filing with the Commission, copies of any such Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the reasonable review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Issuers will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which any such Holder of Transfer Restricted Notes covered by such Shelf Registration Statement shall reasonably object in writing within three Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of a Holder shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)          [Reserved];

(vi)          in the case of a Shelf Registration Statement, make available for inspection by a representative of the selling Holders (an “Inspector”), any underwriters participating in any disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by the selling Holders of a majority in aggregate principal amount of the Transfer Restricted Notes held by the selling Holders and one firm of attorneys and one firm of accountants designated by such underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Parent and its subsidiaries reasonably requested by any such Inspector, underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Parent to supply all information and access reasonably requested by any such Inspector, underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Parent as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, selling Holder or underwriter;

(vii)         in the case of a Shelf Registration Statement, if requested by any selling Holders, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling

Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Notes and any other terms of the offering of the Transfer Restricted Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)       in the case of a Shelf Registration Statement, furnish to each selling Holder, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) if such documents are not available via EDGAR;

(ix)         in the case of a Shelf Registration Statement, deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto if such documents are not available via EDGAR;

(x)          in the case of a Shelf Registration Statement, enter into such agreements, and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Notes, to such extent as may be requested by the Lead Dealer-Managers or any selling Holder of Transfer Restricted Notes in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and the Issuers shall:

(A)          furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings:

(1)          a customary certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the Chairman of the Board or the Chief Executive Officer of the Issuers and (z) a principal financial or accounting officer of the Issuers, confirming such matters as such parties may reasonably request;

(2)          customary opinions, dated the date of effectiveness of the Shelf Registration Statement, of New York, Delaware, California, Dutch and Irish counsel for the Issuers, as applicable, covering such matters as such parties may reasonably request and customarily covered in opinions requested in primary underwritten offerings;

(3)          a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from KPMG, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B)          set forth in full the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)          deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in any agreement entered into by the Issuers pursuant to this Section 6(c)(x), if any.

If at any time the representations and warranties of the Issuers contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Issuers shall so advise each selling Holder and any underwriter(s) promptly and, if requested by such Persons, shall confirm such advice in writing;

(xi)          prior to any public offering of Transfer Restricted Notes, cooperate with the selling Holders and their respective counsel in connection with the registration and qualification of the Transfer Restricted Notes under the state securities or blue sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Notes covered by the Shelf Registration Statement; provided, however, that the Issuers and the Guarantors shall not be required (1) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where they would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject themselves to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where they are not then so subject;

(xii)          [Reserved];

(xiii)         cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Notes to be in such denominations and registered in such names as the Holders may request at least two Business Days prior to any sale of Transfer Restricted Notes made by such Holders;

(xiv)          cause the Transfer Restricted Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Notes, subject to the proviso contained in Section 6(c)(xi) hereof;

(xv)          if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvi)         provide a CUSIP number for all Exchange Notes not later than the effective date of the Registration Statement covering such Initial Notes and provide the Trustee under the Indenture with printed certificates for such Exchange Notes which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Exchange Notes are eligible for deposit with The Depository Trust Company;

(xvii)        cooperate and assist in any filings required to be made with FINRA;

(xviii)       otherwise comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to their security holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the 12-month period beginning with the first month of the Parent’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xix)         cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Initial Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xx)          provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act if not available via EDGAR.

Each Holder agrees by acquisition of a Transfer Restricted Note that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of such notice.  In the event the Issuers shall give any such notice with respect to an Exchange Offer Registration Statement, the time period regarding the effectiveness of such Exchange Offer Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be made in the case where such suspension is solely a result the Issuers’ compliance with Section 4(b) or any other suspension at the request of a Holder.

SECTION 7.          Registration Expenses.

(a)          All expenses incident to the Issuers’ and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuers and the Guarantors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Dealer-Manager or Holder with FINRA); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers and the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Notes; (v) all reasonable and documented fees and expenses of the Trustee and any exchange agent and their counsel; (vi) all application and filing fees in connection with listing the Exchange Notes on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vii) all reasonable and documented fees and disbursements of independent certified public accountants of the Issuers and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

(b)          In connection with any Shelf Registration Statement required by this Agreement, the Issuers will reimburse the Holders of Transfer Restricted Notes being registered pursuant to the Shelf Registration Statement for the reasonable and documented fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett LLP.

SECTION 8.          Indemnification.

(a)          The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of one counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuers by any of the Holders expressly for use therein.  This indemnity agreement shall be in addition to any liability which the Issuers and the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve the Issuers and the Guarantors of their obligations pursuant to this Agreement except to the extent that the Issuer or any Guarantor has been prejudiced by such failure and shall not relieve the Issuers and the Guarantors from any liability which they may have to any Indemnified Holder other than under this Agreement. The Issuers and the Guarantors shall be entitled to participate therein and, to the extent that they shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Holder and, after notice from the Issuers and the Guarantors of their election to assume the defense thereof, the Issuers and the Guarantors shall not be liable to such Indemnified Holder for any legal expenses of other counsel or other expenses, in each case subsequently incurred by such Indemnified Holder, in connection with the defense thereof other than reasonable costs of investigation. If the Issuers and the Guarantors do not elect to so assume the defense thereof within a reasonable time after notice of commencement of the action, the Indemnified Holders shall have the right to employ one counsel of their own in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Issuers and the Guarantors.  The Issuers and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any one local counsel in each applicable jurisdiction) at any time for such Indemnified Holders, which firm shall be designated by the Issuers and be reasonably satisfactory to the Indemnified Holders. The Issuers and the Guarantors, jointly and severally, shall be liable for any settlement of any such action or proceeding effected with the Issuers’ or the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and the Issuers and the Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuers.  The Issuers and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b)          Each Holder of Transfer Restricted Notes agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Guarantors and their respective directors, officers who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) an Issuer or a Guarantor, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action or proceeding shall be brought against the Issuers, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Notes, such Holder shall have the rights and duties given the Issuers and the Guarantors, and the Issuers and Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c)          If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the Initial Exchange Offer, or if such allocation is not permitted by applicable law, the relative fault of the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Issuers and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers, the Guarantors and each Holder of Transfer Restricted Notes agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Initial Notes or Exchange Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

SECTION 9.          Rule 144A.  Parent hereby agrees with each Holder, for so long as any Transfer Restricted Notes remain outstanding (unless Parent is subject to and complies with Section 13 or 15(d) of the Exchange Act or files the periodic reports contemplated by such provisions pursuant to the Indenture), to make available to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A under the Securities Act.

SECTION 10.          Miscellaneous.

(a)          Remedies.  The Issuers hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)          No Inconsistent Agreements.  The Issuers and the Guarantors will not, on or after the date of this Agreement, enter into any agreement with respect to the Issuers’ notes that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuers and the Guarantors have not previously entered into any agreement granting any registration rights with respect to the Initial Notes to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ notes under any agreement in effect on the date hereof.

(c)          Adjustments Affecting the Initial Notes.  The Issuers will not take any action, or permit any change to occur, with respect to the Initial Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)          Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuers and the Guarantors have (i) in the case of this Section 10(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Notes and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes (excluding any Transfer Restricted Notes held by an Issuer or any of the Issuers’ affiliates) affected by such amendment, modification, supplement, waiver, consent or departure. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof that relates exclusively to the rights of Holders whose Initial Notes are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Initial Notes are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Notes being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Dealer-Manager hereunder, the Issuers and the Guarantors shall obtain the written consent of such Dealer-Manager with respect to which such amendment, modification, supplement, waiver, consent or departure is to be effective.

(e)          Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)          if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)	if to the Issuers:
AerCap House
65 St. Stephen’s Green
Dublin D02 YX20
Ireland
Attention: Legal Department

with copies for information purposes only to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attention: Craig F. Arcella; Douglas Dolan
Email: carcella@cravath.com; ddolan@cravath.com

(iii)	if to the Dealer-Managers:

Barclays Capital Inc.

745 Seventh Avenue, 5th Floor
New York, NY 10019
Attention: Liability Management Group
Telephone: (212) 528-7581
Toll-Free: (800) 438-3242

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor
New York, NY 10017
Attention: Transaction Advisory
Email: USTransactionadvisory@tdsecurities.com

with copies for information purposes only to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax: (212) 455-2502
Attention: David Azarkh, Esq.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)          Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, Holders of Transfer Restricted Notes. For the avoidance of doubt, Holders of Transfer Restricted Notes shall be deemed to have agreed to be bound by the provisions of this Agreement whether or not such Holder has signed this Agreement. If any transferee of any Holder shall acquire Transfer Restricted Notes in any manner, whether by operation of law or otherwise, such Holder shall be deemed to have agreed to be bound by and subject to all the terms of this Agreement, and by taking and holding such Transfer Restricted Notes such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

(g)          Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any  document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. For the avoidance of doubt, delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)          Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)          Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(i)          Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, a “Related Judgment”, as to which such jurisdiction is non-

exclusive) of the Specified Courts in any Related Proceeding. Each of the Issuers and the Guarantors hereby appoints CT Corporation System, with offices at 28 Liberty Street, New York, NY, 10005 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in the Specified Courts.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. Each of the Issuers and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuers and the Guarantors agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon any Issuer or any Guarantor. For the Holders and the Dealer-Managers, service of any process, summons, notice or document by mail to the address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Dealer-Manager, Holder, the directors, officers, employees, affiliates and agents of any Dealer-Manager or Holder, or by any person who controls any Dealer-Manager or Holder, in any court of competent jurisdiction in the Netherlands or Ireland.

(j)          Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)          Entire Agreement.  This Agreement, together with the Dealer-Manager Agreement and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer Restricted Notes.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

AerCap Ireland Capital DAC

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Attorney

AerCap Global Aviation Trust

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Authorised Signatory

AerCap Holdings N.V.

By:	/s/ Risteard Sheridan
	Name:	Risteard Sheridan
	Title:	Authorised Signatory

AerCap Aviation Solutions B.V.

By:	/s/ Johan-Willem Dekkers
	Name:	Johan-Willem Dekkers
	Title:	For and on behalf of AerCap Group Services, B.V. Director

AerCap Ireland Limited

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Attorney

International Lease Finance Corporation

By:	/s/ Patrick Ross
	Name:	Patrick Ross
	Title:	Vice President

AerCap U.S. Global Aviation LLC

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Authorised Signatory

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

Barclays Capital Inc.
TD Securities (USA) LLC

As the Lead Dealer-Managers,
representing the Dealer-Managers

By:	Barclays Capital Inc.

By:	/s/ Masid Cader
Authorized Signatory

By:	TD Securities (USA) LLC

By:	/s/ Luiz Lanfredi
Authorized Signatory